Exhibit 99.4

SAILTECH DESIGN INC.

SALES AGREEMENT

SailTech Design, Inc. agrees to order for and/or sell to:
Buyer's Name:		Gary Onik			Phone (res): xxxxxxxxxxxxxxxxxxxxx
Street Address:		xxxxxxxxxxxxxxxxxxxxxxxxxx			Phone (off): _____________________
City:	xxxxxxxxx	State:	xxxxxxx	Zip:	xxxxxxxxxx	Date:	9-13-01
Model 50' Sailcat	Hull No. 01	Delivery Date (Month/Year)
Accessories	Cost	Accessories	Cost
10 FW Generator	10,000
36,000 BTU Cruisaire	10,000
Spectra 400 Watermaker	7,000
Solorig	30,000
Roller Furling Repeater and electric winch	6,000
Spectra Sails	6,000
Navigation and communication	20,000
Stereo and TV	2,000
600 Watt Solar panel	8,000
Trash compactor	500
Ice maker	1,500
Microwave oven	400
Remote handheld for shift/throttles	500
This agreement is subject to the attached Terms and Conditions on pages 2 & 3.		Base Price	550,000
/s/ Pat Reischmann - SailTech Inc.		Accessories	103,900
/s/ Gary Onik - Buyer		Subtotal	653,900
		Less Trade-In (15%)	(98,085)
		Sales Tax	33,3500
Remarks:		Grand Total	589,165
		Less Deposit (5%)	29,458
		Balance	559,707